UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38613 (Commission File Number)	26-1756290 (IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher Stewart as Chief Financial Officer

Effective as of September 1, 2020, Bionano Genomics, Inc. (the “Company”) appointed Christopher Stewart as Chief Financial Officer of the Company. Mr. Stewart will also serve as the Company’s principal financial officer and principal accounting officer, replacing R. Erik Holmlin, Ph.D. and Mark Adamchak, the Company’s Chief Executive Officer and Controller, respectively, who have been serving in those roles while the Company searched for a Chief Financial Officer.

Mr. Stewart brings more than 20 years of finance, accounting and strategic planning experience at companies ranging from startups to large public companies. Prior to joining the Company, Mr. Stewart served as the Head of the Maxwell Ultracapacitors business unit following its acquisition by Tesla, Inc., starting in May 2019. Previously, Mr. Stewart served as Vice President, Finance and Information Technology at Maxwell Technologies, Inc. from July 2015 to May 2019. In addition, Mr. Stewart held multiple leadership roles, including as Vice President, Finance at Entropic Communications, a publicly traded company and a leader in semiconductor solutions, and as Chief Financial Officer of V-ENABLE Inc. (currently xAd, Inc.), a leader in targeted mobile advertising.

In connection with Mr. Stewart’s appointment as the Chief Financial Officer, the Company and Mr. Stewart entered into an Employment Agreement, effective as of September 1, 2020. Pursuant to the terms of his Employment Agreement, Mr. Stewart is entitled to an initial annualized base salary of $54,080 for calendar year 2020, and commencing on January 1, 2021, an annual base salary of $305,000.  Mr. Stewart will also be entitled to a discretionary cash bonus of up to $30,500 for calendar year 2020 and an annual discretionary cash bonus of up to 30% of Mr. Stewart’s then-current base salary thereafter.

Mr. Stewart’s Employment Agreement also provides that, subject to approval by the Board of Directors of the Company (the “Board”) (or a committee thereof), and as an inducement material to Mr. Stewart entering into employment with the Company, pursuant to Nasdaq Rule 5635(c)(4), Mr. Stewart shall be granted (i) a stock option to purchase 350,000 shares of the Company’s common stock with an exercise price per share equal to the closing price per share on the grant date (the “Initial Option”) and (ii) an additional stock option to purchase 225,000 shares of the Company’s common stock with an exercise price per share equal to the closing price per share on the grant date (the “Additional Option”). The shares subject to the Initial Option will vest over four years of continuous service by Mr. Stewart to the Company, with 25% of the shares subject to the option vesting upon Mr. Stewart’s completion of one year of service measured from his start date and the balance of the shares vesting monthly thereafter for the next three years. The shares subject to the Additional Option will vest in full on December 31, 2020. The Initial Option and Additional Option will be granted under the Bionano Genomics, Inc. 2020 Inducement Plan (the “Inducement Plan”), and Mr. Stewart will be eligible for future equity awards under the Inducement Plan or the Company’s 2018 Equity Incentive Plan, as amended, as approved by the Board (or a committee thereof) in its sole discretion.

Under the terms of his Employment Agreement, if Mr. Stewart is terminated by the Company without cause or resigns for good reason, he is entitled to receive (i) payment of his then-current base salary through the effective date of the termination or resignation, (ii) a continuation of Mr. Stewart’s salary at the rate in effect at the time of termination (or, if the termination occurs prior to January 1, 2021, then at the rate that would be in effect as of January 1, 2021) for a period of six months following the termination date and (iii) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment for up to six months or until the date Mr. Stewart becomes eligible for new healthcare coverage through other employment.  In addition, to the extent such termination occurs on or before December 31, 2020, any unvested portion of the Additional Option shall vest immediately in full, and to the extent such termination occurs during the period beginning 30 days before and ending 24 months after a Change in Control (as defined in the Inducement Plan), any unvested portion of the Initial Option shall vest immediately in full.

The severance benefits described in the foregoing paragraph are, in each case, subject to Mr. Stewart’s compliance with continuing obligations to the Company and his execution of a general release in favor of the Company. In addition to the foregoing, if Mr. Stewart is terminated for other than cause, the vested shares subject to the Additional Option may be exercised for up to 18 months following the date of such termination. Finally, subject to certain conditions, in connection with an acquisition of the Company where the acquiror does not assume the Initial Option, the vesting of the shares subject to the Initial Option will accelerate in full.

Mr. Stewart has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of Mr. Stewart’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Item 8.01.  Other Events.

On August 26, 2020, the Company issued a press release announcing the appointment of Mr. Stewart as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated August 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: August 26, 2020	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive and Financial Officer)